Exhibit 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of IDEAYA Biosciences, Inc. is filed on behalf of each of us.

Dated: February 13, 2020

Nextech V Oncology, S.C.S., SICAV-SIF

By:	Nextech V GP S.à r.l.
Its:	General Partner

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ James Pledger
James Pledger, Managing Member

Nextech V GP S.à r.l.

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ James Pledger
James Pledger, Managing Member

Nextech IV Oncology, S.C.S. SICAV-SIF

By:	Nextech IV GP S.à r.l.
Its:	General Partner

By:	/s/ Marc Kriegsmann
Marc Kriegsmann, Managing Member

By:	/s/ Christoph Kraiker
Christoph Kraiker, Managing Member

Nextech IV GP S.à r.l.

By:	/s/ Marc Kriegsmann
Marc Kriegsmann, Managing Member

By:	/s/ Christoph Kraiker
Christoph Kraiker, Managing Member

/s/ Thomas Lips
Thomas Lips

/s/ James Pledger
James Pledger

/s/ Dalia Bleyer
Dalia Bleyer

/s/ Marc Kriegsmann
Marc Kriegsmann

/s/ Christoph Kraiker
Christoph Kraiker